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                                                                 EXHIBIT 10.e


                        [MASCO CORPORATION LETTERHEAD]



                                        April 21, 1992


Mr. Brian P. Campbell, President
TriMas Corporation
315 E. Eisenhower Parkway
Suite 300
Ann Arbor, Michigan 48108

Dear Brian:

        This will confirm our understanding to modify the Registration Agreement dated December 27, 1988 among TriMas Corporation, Masco Corporation and Masco Industries (the "Registration Agreement"). The Registration Agreement currently limits Masco Corporation and Masco Industries from requesting more than one registration within a period of twelve months. At the request of your underwriters, each of Masco Corporation and Masco Industries agrees that it will not, for a period of 120 days after the effective date of TriMas' definitive prospectus relating to its proposed offering of Common Stock, provided that such effective date is prior to May 15, 1992, (i) offer for sale, sell, contract to sell or otherwise dispose of any shares of TriMas Common Stock, or (ii) exercise any Common Stock registration rights granted to each of them in the Registration Agreement (including but not limited to requesting registration of shares owned by others).

        In return for the foregoing, and whether or not TriMas' current registration statement is declared effective, TriMas agrees that the Registration Agreement is hereby modified so that if Masco Corporation or Masco Industries requests registration of shares of TriMas Common Stock heretofore sold to the respective executives of Masco Corporation and Masco Industries pursuant to the Executive Agreements (as defined below), and such registration is filed during 1992, they may also request that TriMas file not earlier than January 1, 1993 a second registration statement covering additional such shares of TriMas Common Stock heretofore sold pursuant to the Executive Agreements, even if such second registration is within twelve months of the effective date of the initial filing during 1992 (so long as such request otherwise complies with the terms of the Registration Agreement and is made not less than 90 days from the date of the initial such request). It is understood that if a registration request is made in 1992 and the registration statement is for any reason not filed during 1992, Masco Corporation or Masco Industries shall be entitled, prior to filing, to increase the number of shares covered by such request. All other provisions contained in the Registration Agreement
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Masco Corporation

Mr. Brian P. Campbell
April 21, 1992
Page 2

including but not limited to those limiting registration requests are unaffected hereby.

        In connection with the foregoing, we advise you as follows:

        1. All executives who have purchased TriMas stock from Masco Corporation or Masco Industries have done so pursuant to the agreements which shall be provided to you prior to any request for registration (the "Executive Agreements").

        2. None of the executives who have purchased TriMas stock pursuant to the Executive Agreements have notified Masco Corporation or Masco Industries that they wish to sell any of their TriMas stock in the immediate future.

        3. The Executive Agreements currently contain restrictions on sales of stock by the executive which do not permit the executives to sell in a registered offering more than 50% of such executive's TriMas stock subject to the Executive Agreements during 1992, and 75% of such stock by the end of 1993. Masco Corporation and Masco Industries will not amend, waive or modify the Executive Agreements to permit any sales in a registered offering in excess of these restrictions.

        Please confirm TriMas' agreement with the modifications set forth above which will become effective upon signature as provided below.

                                        Sincerely,

MASCO CORPORATION                       MASCO INDUSTRIES, INC.

By: /s/ Richard A. Manoogian            By: /s/ Richard A. Manoogian
   -----------------------------           -----------------------------
   Richard A. Manoogian                    Richard A. Manoogian


TriMas Corporation and the Oversight Committee of its Board of Directors concur with the foregoing.

TRIMAS CORPORATION                      OVERSIGHT COMMITTEE

By: /s/ Brian P. Campbell               By: /s/ Herbert S. Amster
   -----------------------------           -----------------------------
   Brian P. Campbell                       Herbert S. Amster
   President

                                        By: /s/ Helmut F. Stern
                                           -----------------------------
                                           Helmut F. Stern
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                      AMENDMENT TO REGISTRATION AGREEMENT


         This is an Amendment dated as of May 15, 1996 to a Registration Agreement dated as of December 27, 1988 and amended as of April 21, 1992, January 5, 1993 and May 26, 1994 (the "Registration Agreement") among TriMas Corporation, a Delaware corporation ("TriMas"), Masco Corporation, a Delaware corporation ("Masco"), and MascoTech, Inc. (formerly Masco Industries, Inc.), a Delaware corporation ("Industries").

         WHEREAS, TriMas, Masco, and Industries wish to amend the Registration Agreement to alter the arrangements for registration of the Executive Shares owned by Richard A. Manoogian.

         NOW, THEREFORE, the parties hereto agree as follows:

         A. The second sentence of Paragraph 1(b) of the Registration Agreement is hereby amended by deleting the year "1996" and by substituting therefor the year "1997".

         B. Except as provided herein, the Registration Agreement shall remain in full force and effect and not otherwise be modified or affected by the provisions hereof. This Amendment to Registration Agreement may be executed in multiple counterparts.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment to Registration Agreement as of the date first set forth above.


MASCO CORPORATION                             MASCOTECH, INC.

By /s/ Richard A. Manoogian                   By /s/ Richard A. Manoogian
   ------------------------                      ------------------------
    Richard A. Manoogian                           Richard A. Manoogian
    Chairman                                       Chairman


TRIMAS CORPORATION                            TRIMAS OVERSIGHT COMMITTEE

By /s/ Brian P. Campbell                      By /s/ Herbert S. Amster
   -----------------------                       -----------------------
    Brian P. Campbell                              Herbert S. Amster
    President
                                              By /s/ Helmut F. Stern
                                                 -----------------------
                                                  Helmut F. Stern
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                                 ACKNOWLEDGMENT

         I acknowledge that the Letter Agreements with each of Masco Corporation and MascoTech, Inc. dated as of June 29, 1989 are amended to conform with the Registration Agreement, as amended, and that the Letter Agreements shall otherwise continue in full force and effect.


                                             /s/ Richard A. Manoogian
                                             -------------------------
                                              Richard A. Manoogian